UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 27, 2016

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of EA Bonus Plan Addendum

Pursuant to the EA Bonus Plan (the “EA Bonus Plan”), a Bonus Formula Addendum for the fiscal year ending April 1, 2017 (the “Fiscal Year 2017 Addendum”) was approved by the Compensation Committee of the Board of Directors (the “Committee”) of Electronic Arts Inc. (the “Company”) for all eligible employees of the Company and its subsidiaries, other than the Chief Executive Officer (“CEO”) and by the full Board of Directors for the CEO. Although the Company generally expects to pay bonuses to our named executive officers pursuant to the terms of the Electronic Arts Inc. Executive Bonus Plan (the “Executive Bonus Plan”), the Committee and the Board of Directors uses the criteria described in the Fiscal Year 2017 Addendum as a guideline to determine the final amount of the bonus awards paid to the named executive officers under the Executive Bonus Plan or to award discretionary bonus payments to the named executive officers in accordance with the terms of the EA Bonus Plan.

With respect to all employees, other than the CEO, the terms of the Fiscal Year 2017 Addendum are the same as the Fiscal Year 2016 Addendum. For fiscal year 2017, bonus pool funding will be approved based on the following: (i) 20% of the funding is based on the Company’s financial performance using non-GAAP earnings per share and non-GAAP net revenue metrics; and (ii) 80% of the funding is based on business performance and the achievement of measurable business objectives, including, but not limited to, business and operational performance metrics. Management will then allocate, at its discretion, a percentage of the approved bonus pool funding to each business unit.

With respect to the CEO, Andrew Wilson, 60% of his fiscal year 2017 bonus will be determined based upon the achievement of non-GAAP financial performance objectives with the key metrics being: (i) net revenue, (ii) gross profit, (iii) operating expenses, (iv) earnings per share, and (v) operating cash flow. The remaining 40% of Mr. Wilson’s bonus will be determined based on the achievement of strategic and operational objectives.

Mr. Wilson’s bonus award payout for fiscal year 2017 will be determined by the Board of Directors based upon an overall assessment of the following: (i) his target bonus amount, (ii) the Company bonus funding and (iii) the attainment and weighting of financial, strategic and operational performance objectives. The Board of Directors has discretion to increase or decrease the final bonus payout for other factors they deem significant, provided however, the bonus award payout will be subject to the limits set forth in the Executive Bonus Plan. The Committee may, in its discretion, also determine not to pay Mr. Wilson a bonus if the Company’s net income falls below a certain threshold.

A copy of the Fiscal Year 2017 Addendum is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	EA Bonus Plan Fiscal Year 2017 Addendum*
*Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	June 28, 2016	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	EA Bonus Plan Fiscal Year 2017 Addendum*
*Management contract or compensatory plan or arrangement.